Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME

Salamon Group Inc.
(A Development Stage Company)
Pro Forma Consolidated Balance Sheet

May 12, 2011
(unaudited)

ASSETS

Current assets:
Cash	-
Total assets	-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts Payable	139,650
Directors’ Loans	80,453
Total liabilities	220,103

Stockholders’ Deficit:

Preferred stock, no par value; 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.001 par value; 50,000,000 shares authorized, 26,960,728 shares issued and outstanding	26,961
Common stock to be issued -20,000,000 shares	20,000
Warrants to be issued-20,000,000	20,000
Additional paid in capital	1,006,000
Accumulated deficit	(1,293,064)
Total stockholders’ deficit	(220,103)
Total liabilities and stockholders’ deficit	-

Salamon Group Inc.
(A Development Stage Company)
Pro Forma Statement of Operations

For the Period
from April
27, 2001
(Inception) to
May 12, 2011
$
Expenses
General and administrative	942,231
Interest expense	35,833
Research and development	315,000
Total expenses	1,293,064
Net loss	(1,293,064)